UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  January 31, 2005

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

22917 Pacific Coast Highway, Suite 350
Malibu, California 90265

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry Into a Material Definitive Agreement

On January 31, 2005, LTC Properties, Inc. (“LTC”) announced that it had entered into a Memorandum of Understanding (“MOU”) with Extendicare Health Services, Inc., (“EHSI”) a wholly owned subsidiary of Extendicare Inc. (TSX:EXE.MV; EXE.SV and NYSE:EXE); Alpha Acquisition, Inc. (“AAI”), a wholly owned subsidiary of EHSI; Assisted Living Concepts, Inc. (“OTC BB:ASLC”) and Carriage House Assisted Living, Inc.  LTC disclosed the following significant lease terms covered by the MOU:

•                  EHSI and ASLC will sign two triple net master leases (“ML”), one for 18 assisted living properties with a total of 690 units and one for 19 assisted living properties with a total of 737 units.

•                  The Initial Term of the MLs will be for the period of January 1, 2005 through December 31, 2014.  Each ML has 3 separate options to extend for periods of 10 years each option.

•                  Total minimum rent for both MLs for calendar 2005 through 2008 will be approximately $9.4; $9.8; $10.2 and $10.7 million respectively.  For calendar years 2009 through 2014, minimum rent will increase by 2% over the prior year’s minimum rent.  Minimum rent per year during any extended term increases a minimum of 2% over the minimum rent of the immediately preceding year.  These lease amounts represent approximately $250,000 per year over the lease terms in existence with ASLC in years 2005 through 2008.  ASLC’s previous Master Lease with LTC on 16 properties would have expired December 31, 2008 and ASLC had no contractual right of renewal or extension.

•                  The MOU also provides that LTC will not assert certain defaults under the current leases with ASLC.

•                  EHSI shall have the right within a twelve month period to substitute up to 3 assisted living properties per ML.  Among other provisions covering substitution, the property substituted in must have been one of the 122 assisted living properties owned by ASLC prior to the merger and EHSI must sell or otherwise cease operating the property substituted out.

•                  EHSI has the right under certain conditions to expand any of the 37 assisted living properties.  Such expansion will be financed by LTC but limited to $5 million in any calendar year.  Completed expansion will increase the minimum rent of the ML covering the expanded property.

•                  The MLs will contain a change of control provision related to the lessee that provides the surviving lessee entity shall have a Net Worth of equal to or greater than $50 million rather than $75 million as is in the current leases with ASLC.

A copy of the MOU is furnished as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 — Financial Statement and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1                          Memorandum of Understanding (“MOU”) with Extendicare Health Services, Inc., (“EHSI”) a wholly owned subsidiary of Extendicare Inc. (TSX:EXE.MV; EXE.SV and NYSE:EXE); Alpha Acquisition, Inc. (“AAI”), a wholly owned subsidiary of EHSI; Assisted Living Concepts, Inc. (“OTC BB:ASLC”) and Carriage House Assisted Living, Inc.

99.1                           Press Release issued January 31, 2005.